Exhibit 99.2

Chiller Holdco, LLC and

Subsidiaries

Consolidated Financial Statements as of

March 31, 2019 (Successor) and December 31, 2018

(Successor) and for the Three Months Ended March 31,

2019 (Successor) and the Periods from January 17,

2018 through March 31, 2018 (Successor)

and January 1, 2018 through January 16, 2018

(Predecessor)

CHILLER HOLDCO, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS:

Balance Sheets as of March 31, 2019 (Successor) and December 31, 2018 (Successor)	2

Statements of Operations for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor)	3

Statements of Equity for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor)	4

Statements of Cash Flows for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor)

5-6

Notes to Consolidated Financial Statements	7-28

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2019 (SUCCESSOR) AND DECEMBER 31, 2018 (SUCCESSOR)

	March 31, 2019	December 31, 2018

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,813,420	$15,220,052
Accounts receivable—net	22,416,585	14,138,786
Prepaid expenses	1,900,135	1,104,089
Income taxes receivable		108,602

Total current assets	33,130,140	30,571,529

PROPERTY AND EQUIPMENT—Net	408,974,810	282,856,044

OTHER ASSETS:
Notes receivable	11,000,000	11,000,000
Intangible assets—net	113,422,343	89,170,000
Goodwill	226,838,720	174,800,733
Restricted cash accounts	30,376,179
Other assets	2,475,588	2,920,213

Total other assets	384,112,830	277,890,946

TOTAL ASSETS	$826,217,780	$591,318,519

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$12,237,202	$7,817,533
Accrued expenses	11,122,824	9,253,511
Unearned revenue	2,805,009	1,617,569
Income taxes payable	77,853
Current portion of long-term debt	1,814,570

Total current liabilities	28,057,458	18,688,613

LONG-TERM DEBT—Net	542,463,644	371,451,922

PROMISSORY NOTES PAYABLE—Members	39,668,945

DEFERRED INCOME TAXES—Net	29,349,776	2,963,453

OTHER LIABILITIES	388,105	300,944

TOTAL LIABILITIES	639,927,928	393,404,932

MEMBERS’ EQUITY	186,289,852	197,913,587

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$826,217,780	$591,318,519

See notes to consolidated financial statements.

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 (SUCCESSOR) AND THE PERIODS FROM

JANUARY 17, 2018 THROUGH MARCH 31, 2018 (SUCCESSOR) AND

JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR)

	Successor		Predecessor
	January 1, 2019 – March 31, 2019	January 17, 2018 – March 31, 2018	January 1, 2018 – January 16, 2018

REVENUE	$47,453,240	$34,122,216	$6,464,880

OPERATING EXPENSES:
Operating costs (exclusive of depreciation and amortization)	29,397,031	21,529,668	4,425,614
Selling, general and administrative	4,800,905	2,954,061	1,424,755
Depreciation and amortization	7,557,035	6,000,615	595,933
Loss on disposition of property and equipment	191,829	18,561	257,561
Acquisition, restructuring and other expenses	6,674,164

Total operating expenses	48,620,964	30,502,905	6,703,863

INCOME (LOSS) FROM OPERATIONS	(1,167,724)	3,619,311	(238,983)

OTHER INCOME (EXPENSE):
Interest income	130,986	90,282	1,232
Interest expense	(7,623,241)	(3,621,432)	(241,438)
Loss on debt extinguishment	(9,033,253)

Other expense—net	(16,525,508)	(3,531,150)	(240,206)

INCOME (LOSS) BEFORE INCOME TAXES	(17,693,232)	88,161	(479,189)

INCOME TAX BENEFIT (EXPENSE)	478,629	(31,926)	62,794

NET INCOME (LOSS)	$(17,214,603)	$56,235	$(416,395)

See notes to consolidated financial statements.

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2019 (SUCCESSOR) AND THE PERIODS FROM JANUARY 17, 2018

THROUGH MARCH 31, 2018 (SUCCESS0R) AND JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR)

			Stockholders’ Equity
	Members’ Equity	Partners’ Equity	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity	Total Equity

PREDECESSOR

Balance at January 1, 2018	$—	$6,711,825	$6,692,318	$1,600,973	$92,829,726	$101,123,017	$107,834,842

Net income (loss)		32,505			(448,900)	(448,900)	(416,395)

Merger of Mighty Cold Properties LLC with CCS, LLC	6,744,330	(6,744,330)					—

Dividends paid					(6,954)	(6,954)	(6,954)

Balance at January 16, 2018	$6,744,330	$—	$6,692,318	$1,600,973	$92,373,872	$100,667,163	$107,411,493

SUCCESSOR

Balance at January 17, 2018	$216,042,407	$—	$—	$—	$—	$—	$216,042,407

Net income	56,235						56,235

Incentive unit compensation	61,303						61,303

Balance at March 31, 2018	$216,159,945	$—	$—	$—	$—	$—	$216,159,945

SUCCESSOR

Balance at January 1, 2019	$197,913,587	$—	$—	$—	$—	$—	$197,913,587

Net loss	(17,214,603)						(17,214,603)

Issuance of membership units	500,000						500,000

Issuance of membership units - Zero Mountain acquisition	5,000,000						5,000,000

Incentive unit compensation	90,868						90,868

Balance at March 31, 2019	$186,289,852	$—	$—	$—	$—	$—	$186,289,852

See notes to consolidated financial statements.

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 (SUCCESSOR) AND THE PERIODS

FROM JANUARY 17, 2018 THROUGH MARCH 31, 2018 (SUCCESSOR) AND

JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR)

	Successor		Predecessor
	January 1, 2019 – March 31, 2019	January 17, 2018 – March 31, 2018	January 1, 2018 – January 16, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(17,214,603)	$56,235	$(416,395)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,662,478	4,168,115	595,933
Amortization of intangible assets	1,894,557	1,832,500
Amortization of debt issuance costs	1,518,750	1,019,398	2,993
Deferred income taxes	(484,914)		(81,058)
Incentive unit compensation	90,868	61,303
Loss on disposition of property and equipment	191,829	18,561	257,561
Write-off of unamortized debt extinguishment costs	4,718,438
Changes in assets and liabilities:
Accounts receivable	(2,731,203)	(519,373)	828,174
Prepaid expenses	(302,267)	(223,871)	164,031
Income taxes receivable / payable	186,455	(51,704)	(46,017)
Other assets	410,137	(56,456)	(31)
Accounts payable	(617,838)	(1,469,043)	(178,936)
Accrued expenses and other	(445,905)	111,457	683,088
Unearned revenue	183,276	64,305	35,531

Net cash provided by (used in) operating activities	(6,939,942)	5,011,427	1,844,874

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment and intangible assets	(5,579,333)	(333,064)	(200,437)
Proceeds from sale of equipment	66,400	52,909	1,333,476
Investment in restricted cash account	(30,000,000)
Acquisitions of businesses, net of cash acquired	(166,539,480)

Net cash provided by (used in) investing activities	(202,052,413)	(280,155)	1,133,039

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid			(6,954)
Payment of debt issuance costs	(2,682,684)
Payments on long-term debt	(146,789)		(5,294,493)
Proceeds from notes payable	246,251
Proceeds from long-term debt	530,000,000
Payment of long-term debt	(365,000,000)
Proceeds from issuance of promissory notes	39,668,945
Member contributions	500,000

Net cash provided by (used in) financing activities	202,585,723	—	(5,301,447)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,406,632)	4,731,272	(2,323,534)
CASH AND CASH EQUIVALENTS:
Beginning of period	15,220,052	2,340,489	4,664,022

End of period	$8,813,420	$7,071,761	$2,340,488

See notes to consolidated financial statements.

(Continued.)

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 (SUCCESSOR) AND THE PERIODS

FROM JANUARY 17, 2018 THROUGH MARCH 31, 2018 (SUCCESSOR) AND

JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR)

	Successor		Predecessor
	January 1, 2019 –	January 17, 2019 –	January 1, 2018 –
	March 31, 2019	March 31, 2018	January 16, 2018
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment in accounts payable	$1,964,162	$108,958	$916,395

Rollover of equity in acquisition	$5,000,000	$—	$—

Equipment notes payable assumed in acquisition	$4,172,325	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$3,218,846	$2,608,827	$74,186

Cash paid for taxes	$50,120	$83,805	$—

See notes to consolidated financial statements.

(Concluded.)

CHILLER HOLDCO, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2019 (SUCCESSOR) AND DECEMBER 31, 2018 (SUCCESSOR) AND FOR THE THREE MONTHS ENDED MARCH 31, 2019 (SUCCESSOR) AND THE PERIODS FROM JANUARY 17, 2018 THROUGH MARCH 31, 2018 (SUCCESSOR) AND JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR)

1.	ORGANIZATION

Nature of Business — Chiller Holdco, LLC and subsidiaries (the “Company”) operates 22 temperature-controlled warehouse facilities across the Upper Midwest, Midwest, Mid-Atlantic, and Southern states. The Company is headquartered in Sioux City, Iowa.

Business Organization — On January 16, 2018, funds managed by The Blackstone Group L.P., through their wholly owned subsidiary BCP Chiller Aggregator L.L.C. (“BCP”), acquired 80% of the outstanding membership units of the Company in a transaction (the “Transaction”). The Transaction, which closed at the end of the day on January 16, 2018, is discussed further in Note 3. The Company is referred to as the “Predecessor” for the period prior to the Transaction. The Company is referred to as the “Successor” for the period subsequent to the Transaction.

Prior to the Transaction, Chiller Holdco, LLC and Cloverleaf Cold Storage Co. and affiliated companies (“Cloverleaf”), were owned and managed by a common group of individuals (the “Prior Owners”). To facilitate the Transaction, the following key restructuring events occurred:

-	October 24, 2017 – Prior Owners formed Cloverleaf Cold Storage, LLC (“CCS LLC”)

-	November 21, 2017 – Prior Owners formed Chiller Holdco, LLC and contributed the member interests of CCS LLC to Chiller Holdco, LLC

-	December 11, 2017 – Prior Owners formed Chiller MidCo, LLC as a subsidiary of Chiller Holdco, LLC and contributed the member interest of CCS LLC to Chiller MidCo, LLC

-	January 11, 2018 – Through a sequence of contributions the Prior Owners contributed 100% of their ownership of Cloverleaf to CCS LLC.

Prior to January 11, 2018, Cloverleaf financial statements are combined under common ownership and management.

From January 11, 2018 through January 16, 2018, the group of affiliated companies, restructured through various events leading up to the Transaction, were consolidated under the Chiller Holdco, LLC, a holding company. The Successor consists of Chiller Holdco, LLC and its subsidiaries.

The period from January 1, 2018 through January 16, 2018 includes both combined and consolidated financial statements of Cloverleaf and Chiller Holdco, LLC and its subsidiaries. Hereafter, this Predecessor and Successor periods will be defined as “consolidated financial statements”.

The term the “Company” is used as a universal name for the group of companies included within the Predecessor and Successor.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements include the accounts of the Chiller Holdco, LLC and its wholly owned subsidiaries. All intercompany transactions have been eliminated.

The information presented for the Successor may not be directly comparable to the information provided related to the Predecessor as a result of the revaluation of assets and liabilities from the application and push down of purchase accounting; accordingly, a black line is shown in the Statements of Operations, Equity and Cash Flows between those periods prior to and post the Transaction since they have not been prepared on a comparable basis.

Cash and Cash Equivalents—The Company considers all highly liquid debt-instruments, with original maturities of three months or less, to be cash and cash equivalents.

Accounts Receivable—The Company estimates an allowance for doubtful accounts based on specific knowledge of doubtful accounts and an aging analysis of accounts receivable. Actual bad debts are written off when determined to be uncollectible. As of March 31, 2019 and December 31, 2018 the allowance for doubtful accounts was $131,000 and $106,000, respectively.

Property and Equipment—Property and equipment is recorded at cost, less an allowance for depreciation or amortization. Depreciation is determined using the straight-line method over the estimated useful lives of property and equipment. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the improvement. Estimated useful lives for newly acquired property and equipment are below.

Description	Estimated Life

Land improvements	15-40 years
Buildings	10-40 years
Leasehold improvements	16 years
Machinery and equipment	5-25 years
Furniture and fixtures	5-15 years

Intangible Assets—Intangible assets consist primarily of customer relationships, trade names and non-compete agreements and are amortized over the estimated useful life of the respective asset.

Long-lived Asset Impairment—The Company evaluates the impairment of long-lived assets if circumstances indicate that the carrying value of those assets may not be recoverable. Recoverability of the assets to be held and used is measured by comparing the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. Any indicated impairment would be measured based on fair value of the asset.

Goodwill—Goodwill represents the excess of purchase price over the fair value of identifiable assets acquired and liabilities assumed in a business combination. The

Company tests goodwill for impairment annually on September 30, or more frequently if events or changes in circumstances indicate that impairment may have occurred. Impairment testing is performed at the reporting unit level. The Company determined that there is one reporting unit. An impairment charge is recognized if the carrying amount of a reporting unit exceeds its fair value.

Restricted Cash—Restricted cash primarily represents cash held in escrow to be used exclusively for capital improvements.

Debt Issuance Costs—Debt issuance costs are deferred and amortized over the term of the related debt using the straight-line method, which approximates the effective interest method, with amortization included in interest expense. Debt issuance costs related to lines of credit are reported as other assets. Debt issuance costs related to long-term debt are reflected as a direct deduction from the carrying amount of the long-term debt.

Revenue Recognition—Revenues for the Company include storage and warehouse services (“Operating Revenue”), third-party managed services for locations or logistics services managed on behalf of customers (“Third-Party Managed Revenue”), transportation services (“Transportation Revenue”) and revenue from the sale of pallets and other items and rental income (“Other Revenue”).

Operating Revenue

The Company’s customer arrangements generally include rent, storage and service elements, such as handling or tempering, that are priced separately. Revenues from storage and handling are recognized over the period consistent with the transfer of the service to the customer.

Third-Party Managed Revenue

The Company provides management services for which the contract compensation arrangement includes reimbursement of operating costs and a fixed management fee. Cost reimbursements are recognized as revenue as the services are performed and costs are incurred. These amounts are presented on a gross basis as the Company is the principal in the arrangement. The fixed management fee is recognized ratably over the service period.

Transportation Revenue

The Company provides transportation services for which it charges logistic fees at a pre-determined rate negotiated between dispatchers and customers/brokers. Revenue from transportation services is recognized when earned.

Other Revenue

Other revenue primarily includes the sale of pallets to customers and rental revenue. Revenues from the sale of pallets is recognized upon delivery to customers. Rental revenue consists of rent received on warehouse space leased out to third parties. Rental revenue is recognized on a straight-line basis over the life of the lease agreements.

Unearned Revenue—Unearned revenue consists of handling revenue billed in advance. The Predecessor recognized 70% of the initial handling revenue as product was received and deferred the remaining 30% until the specific product was removed from the warehouse. The Successor recognizes 50% of the initial handling revenue as product is received and defers the remaining 50% until the specific product is removed from the warehouse. The change in deferral policy did not have a material impact on the consolidated financial statements.

Sales Taxes—The Company collects sales tax on leases and remits these amounts to applicable taxing authorities. The tax collected and remitted is excluded from revenue and expense.

Income Taxes—Chiller Holdco, LLC is organized as a limited liability company (LLC) which is treated as a partnership for United States (“U.S.”) federal income tax purposes and is not subject to U.S. corporate income taxes. The members are liable for the income taxes on their proportionate share of the Company’s income, except for the C corporation subsidiaries. Many of the subsidiaries of Chiller Holdco, LLC are organized as LLCs and are wholly-owned subsidiaries. These LLCs are treated as disregarded entities for income tax purposes.

With reference to the C corporations, income taxes are provided for the tax effects of transactions reported in the consolidated financial statements. The provision for income taxes includes income taxes currently due and deferred income taxes on temporary differences between financial and income tax bases of assets and liabilities. Temporary differences primarily relate to differences in property and equipment depreciation.

The LLCs that are subsidiaries of Keycity Leasing Company are disregarded entities and have their income taxed as part of the C corporation’s income.

Cloverleaf companies elected under Subchapter S of the Internal Revenue Code to be treated as S Corporations for income tax purposes. Therefore, the stockholders were liable for income taxes on their proportionate share of the companies’ income.

With reference to Mighty Cold Properties, no provision or liability for income taxes is included in the consolidated financial statements. The partners are liable for income taxes on their proportionate share of the partnership’s income.

Zero Mountain, Inc. and its subsidiaries are organized as a C corporation and are therefore subject to U.S. corporate income taxes along with the existing C corporations.

Share-Based Compensation—Subsequent to the Transaction, the Company grants incentive stock units to executives. These equity-based awards are subject to service and performance-based vesting requirements. Compensation cost for time-based awards is recognized ratably over the applicable vesting period. Compensation cost for performance-based awards is recognized based upon the probability that the performance targets will be achieved. The performance-based awards are expensed when the achievement of performance metrics is probable. The total expense recognized over the vesting period will only be for those awards that ultimately vest and are credited to equity.

There was no incentive stock unit plan prior to the Transaction.

Fair Value of Financial Instruments—The carrying value of the Company’s financial instruments such as cash and cash equivalents, accounts receivable, restricted cash, and accounts payable approximate fair value because of their short-term maturities. The carrying value of the notes receivable and note payables were determined using the estimated future cash flows of the various instruments based on interest rates commensurate with the underlying terms and risk involved.

Business Combinations—The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses, including an estimate of the fair value of any contingent consideration, is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recognized in the consolidated statements of operations.

Accounting for business combinations requires the Company’s management to make significant estimates and assumptions at the acquisition date, including the estimated fair value of acquired intangible assets and the determination of the fair value of contractual obligations, where applicable.

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Recent Accounting Pronouncements—In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. Along with subsequent amendments, the new standard outlines the principles an entity must apply to measure and recognize revenue and the related cash flows it expects to be entitled for the transfer of promised goods or services to customers. The updated standard becomes effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The new standard can be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of the change recognized at the date of the initial application. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and has not yet selected a transition method.

In February 2016, the FASB issued ASU 2016-02, Leases. The standard has requirements on how to account for leases by both the lessee and the lessor and adds clarification for what constitutes a lease, among other items. The standard becomes effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted. The new standard must be applied using the modified retrospective approach. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash. The amendments in this new guidance require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Amounts generally described as restricted cash or restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This guidance is required to be adopted retrospectively and is effective for annual reporting periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

3.	THE TRANSACTION

On January 16, 2018, BCP acquired 80% of the outstanding membership units of the Company. With the acquisition, BCP obtained control of the Company. In accordance with FASB Accounting Standards Codification (ASC) 805, Business Combinations, when there is a partial acquisition in which control is obtained and it is considered a business combination, the acquirer recognizes the following: (1) 100% of the identifiable net assets at fair value or in accordance with other applicable GAAP, (2) noncontrolling membership interests at fair value, which represents the carryover membership interests from the Prior Owners, and (3) goodwill, measured as the excess of the consideration transferred, plus the fair value of noncontrolling membership interests, over the net of the fair value amounts of the identifiable assets acquired and liabilities assumed on the acquisition date.

The Company elected to apply push down accounting in these financial statements as it has undergone a change in control. As such, the total purchase price is allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values on January 16, 2018, with the excess recorded as goodwill, which is not deductible for tax purposes. The purchase price of the business combination has been allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, using management’s best estimates of the fair values using the data available on January 16, 2018. The purchase price allocation was determined by management with assistance of outside valuation experts.

The Transaction was financed with equity and debt of $527,943,492. The series of transactions which occurred in conjunction with the Transaction were as follows:

•	BCP made a controlling cash equity investment of $172,833,926.

•

BCP facilitated new debt origination, with subsidiaries of Chiller Holdco, LLC as named borrowers. The new debt consisted of a $30,000,000 revolving credit agreement and $365,000,000 term note payable. There were no amounts borrowed on the revolving credit agreement on the acquisition date. The term note was funded net of lender fees of $9,290,434. In addition, $600,000 was withheld by the lender as costs to originate the revolving credit agreement.

•

Predecessor debt of $96,946,476, inclusive of prepayment penalties of $1,172,327, was paid. The prepayment penalties resulted from the payoff of the Predecessor debt, and therefore are not recognized as an expense in the Predecessor or Successor periods.

•	The purchase price for the membership units included the following consideration:

○	The sellers were paid $428,122,016 for 80% of their membership units.

○	Cash of $2,875,000 was placed into escrow to be paid to the sellers 18 months from the acquisition date, adjusted for any indemnification claims.

The cash inflows and outflows from the series of transactions described above are non-cash transactions for the Company as the transactions were facilitated directly between BCP, the sellers and other parties to the Transaction.

The Prior Owners maintained 20% interest in the Company post the Transaction. The fair value of their interest was determined to be $43,208,481.

BCP incurred costs to secure the new debt, including costs withheld by the lender and third-party costs. The costs withheld by the lender of $9,290,434 and third-party debt issuance costs of $2,467,001 are presented as a reduction of the carrying amount of the long-term debt. The costs withheld by the lender for the origination of the revolving credit facility of $600,000 are presented as other assets.

The Predecessor incurred transaction costs related to the acquisition of $10,654,945, including $9,711,218 of costs that were contingent upon the closing of the Transaction, and therefore are not recognized as an expense in the Predecessor or Successor periods. The remaining $943,727 of transaction costs incurred by the Predecessor, primarily related to accounting and legal fees, were recognized in selling, general and administrative expenses in the period from January 1, 2018 to January 16, 2018 (Predecessor). The consideration transferred by BCP included $8,523,956 of cash to reimburse the sellers for the acquisition-related costs incurred by the Predecessor.

The following table summarizes the Successor opening balance sheet, after the effects of purchase accounting, as of January 17, 2018:

Cash	$2,340,488
Accounts receivable	14,111,819
Prepaid expenses	1,191,151
Property and equipment	297,006,224
Notes receivable	11,000,000
Intangible assets:
Customer relationships	72,000,000
Trade names	23,700,000
Noncompete agreements	800,000
Goodwill	174,800,733
Other assets	2,952,605

Total assets	599,903,020

Accounts payable	6,823,621
Accrued expenses and other	6,928,379
Unearned revenue	931,985
Long-term debt	365,749,095
Deferred income taxes	3,427,533

Total liabilities	383,860,613

Members’ equity	216,042,407

Total liabilities and members’ equity	$599,903,020

The customer relationships, trade names and noncompete agreements have estimated useful lives of 15, 10 and 5 years, respectively.

4.	THE ACQUISITION OF ZERO MOUNTAIN, INC.

On March 1, 2019, the Company acquired 100% of the outstanding stock of Zero Mountain, Inc. (“Zero Mountain”) for consideration of $195,490,347. The purchase consideration consisted of cash payments to seller of $186,318,022, rollover equity of $5,000,000 through receipt of membership units of the Company, and assumption of equipment notes payable of $4,172,325. Expenses associated with the acquisition totaled $5,092,219 of which $3,774,219 were incurred during the three months ended March 31, 2019. Zero Mountain is a cold storage warehouse provider with facilities in Johnson, Lowell, Fort Smith, Russellville and North Little Rock, Arkansas. The Company acquired Zero Mountain to expand its operations and broaden its presence in the cold storage industry.

The purchase was funded through proceeds received from the refinancing of the notes payable—banks and issuance of promissory notes payable to members.

The following table summarizes the preliminary purchase price allocation for Zero Mountain, Inc. as of March 1, 2019:

Cash	$19,778,542
Accounts receivable	5,546,596
Property and equipment	125,749,978
Intangible asset—customer relationships	26,146,900
Goodwill	52,037,987
Other assets	883,422

Total assets	230,143,425

Accounts payable	4,327,348
Deferred income taxes	26,871,237
Other liabilities Notes Payable	3,454,493
Notes payable	4,172,325

Total liabilities	38,825,403

Net assets acquired	$191,318,022

The customer relationships intangible asset was assigned an estimated useful life of 25 years. Goodwill recognized in the acquisition was driven primarily by expected synergies from combining operations of the Company and Zero Mountain and is not tax deductible.

5.	CONCENTRATION OF CREDIT RISK

At various times, bank balances are in excess of the amounts covered by federal deposits insurance.

The Company extends credit to their customers, which consist of food processors and commodity trading companies. Credit is secured by a general warehouse lien in goods stored.

During the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor), the Company had ten major customers that accounted for 54.0%, 62.2% and 59.1% of revenue, respectively. The Company had one customer that individually accounted for more than 10% of revenue during those same periods.

6.	PROPERTY AND EQUIPMENT—NET

Property and equipment—net consists of the following at:

	March 31, 2019	December 31, 2018

Land	$25,332,602	$16,199,994
Land improvements	26,373,836	22,183,836
Buildings	233,704,625	175,766,904
Leasehold improvements	302,350	302,350
Machinery and equipment	113,149,196	83,079,260
Vehicles	19,169,905	4,194,527
Furniture and fixtures	992,169	478,170
Construction in progress	15,176,311	399,870

	434,200,994	302,604,911

Less: accumulated depreciation	25,226,184	19,748,867

Property and equipment—net	$408,974,810	$282,856,044

7.	NOTES RECEIVABLE

Notes receivable consists of the following at:

	March 31, 2019	December 31, 2018

Note receivable from Enterprise IL NMTC Fund I, LLC (“Enterprise NMTC”)	$6,100,000	$6,100,000
Note receivable from Chase NMTC Cloverleaf ASP Investment Fund, LLC (“Chase NMTC”)	4,900,000	4,900,000

	$11,000,000	$11,000,000

The notes receivable were recorded at fair value in connection with the Transaction, which resulted in the write-down of the carrying value due to the below market interest rates on the notes. The implied fixed interest rates on the Enterprise NMTC and Chase NMTC notes, subsequent to the Transaction, are 3.7% and 3.4%, respectively. If the notes were settled on March 31, 2019, the Company would receive the contractual principal outstanding of $14,972,751, plus any accrued interest.

Enterprise NMTC and Chase NMTC are required to make quarterly payments until maturity in April 2045. Quarterly payments of $23,372 and $23,687, respectively, are required through March 2022. Beginning April 2022, the notes require quarterly payments of $106,386 and $81,308, respectively, and may require additional variable payments each December 25 based on net cash flows of the borrower.

The notes are secured by membership interests in entities that hold a mortgage on a Monmouth, Illinois cold storage facility owned by Monmouth Property Development, LLC, a subsidiary of Chiller Holdco, LLC.

8.	INTANGIBLE ASSETS—NET

Intangible assets—net consist of the following at March 31, 2019 and December 31, 2018:

	March 31, 2019
	Estimated
	Useful Life	Gross	Accumulated	Carrying
	(in Years)	Amount	Amortization	Value
Customer relationships	15 - 25	$98,146,900	$(6,070,721)	$92,076,179
Trade names	10	23,700,000	(2,954,384)	20,745,616
Non-compete agreements	5	800,000	(199,452)	600,548

Total		$122,646,900	$(9,224,557)	$113,422,343

	December 31, 2018
	Estimated
	Useful Life	Gross	Accumulated	Carrying
	(in Years)	Amount	Amortization	Value
Customer relationships	15	$72,000,000	$(4,800,000)	$67,200,000
Trade names	10	23,700,000	(2,370,000)	21,330,000
Non-compete agreements	5	800,000	(160,000)	640,000

Total		$96,500,000	$(7,330,000)	$89,170,000

As of March 31, 2019, estimated future amortization expense is as follows:

April 1, 2019 through December 31, 2019	$6,307,009
2020	8,375,876
2021	8,375,876
2022	8,375,876
2023	8,215,876
2024	8,215,876
Thereafter	65,555,954

$113,422,343

9.	GOODWILL

The following table presents the activity in goodwill for the three months ended March 31, 2019 (Successor) and the periods from January 1, 2018 through January 16, 2018 (Predecessor) and January 17, 2018 through December 31, 2018 (Successor).

Predecessor

Balance at January 1, 2018	$1,000,000

Balance at January 16, 2018	$1,000,000

Successor

Balance at January 17, 2018	$174,800,733

Balance at December 31, 2018	$174,800,733

Successor

Balance at January 1, 2019	$174,800,733

Acquisition of Zero Mountain	52,037,987

Balance at March 31, 2019	$226,838,720

There were no impairments of goodwill during 2018 or three months ended March 31, 2019.

10.	ACCRUED EXPENSES

Accrued expenses consists of the following at March 31, 2019 and December 31, 2018:

Description	March 31, 2019	December 31, 2018

Compensation and benefits	$6,705,076	$4,934,017
Professional fees		1,318,000
Real estate taxes	2,179,974	1,314,079
Other	2,237,774	1,687,415

Total	$11,122,824	$9,253,511

11.	LESSOR OPERATING LEASES

The Company leases warehouse facilities to unrelated third parties on operating leases including month-to-month operating leases and other leases that expire between 2020 and 2024. Rental income was $531,601, $446,713 and $91,493 for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor), respectively.

Future minimum rentals to be received under noncancelable leases with original terms in excess of one year as at March 31, 2019 are as follows:

April 1, 2019 through December 31, 2019	$1,481,895
2020	733,072
2021	385,104
2022	310,810
2023	247,560
2024	185,670

Total	$3,344,111

12.	LONG-TERM DEBT—NET

Long-term debt-net consists of the following at March 31, 2019:

		Interest Rate	Amount

Notes Payable—Banks

Credit Agreement—Goldman Sachs/ JP Morgan and Bank of America:

Mortgage Company		LIBOR plus:
Note Component A	(a)	1.43%	$244,290,526
Note Component B	(a)	1.70%	54,287,368
Note Component C	(a)	1.85%	40,714,737
Note Component D	(a)	2.05%	49,944,211
Note Component E	(a)	2.31%	62,937,895
Note Component F	(a)	2.76%	53,430,526
Note Component G	(a)	3.81%	24,394,737

Total obligation			530,000,000
Less: unamortized debt issuance costs			(2,570,906)

Notes payable—banks			527,429,094

Notes Payable—New Market Tax Credits

Enterprise SUB-CDE XII, LLC (Enterprise)	(b)	4.65%	4,100,000
Enterprise SUB-CDE XIX, LLC (Enterprise)	(b)	4.63%	3,400,000
CIF III, LLC (Chase)	(b)	4.66%	4,000,000
CNMC SUB-CDE 61, LLC (Chase)	(b)	4.88%	1,800,000

Total obligation			13,300,000
Less: unamortized debt issuance costs			(722,668)

Notes payable—New Market Tax Credits			12,577,332

Notes Payable—Equipment

Notes payable to Armstrong Bank	(c)	4.50%	$452,019
Notes payable to Bank of America	(c)	3.59% - 4.97%	1,948,361
Notes payable to Regions	(c)	4.83% - 4.99%	542,366
Notes payable to JP Morgan Chase	(c)	3.40% - 4.43%	1,082,790
Notes payable—IPFS Corporation(c)		7.83%	246,252

Notes payable—Equipment			4,271,788

Total long-term debt			$544,278,214

Less: current maturities			1,814,570

Total long term debt—net of current maturities			$542,463,644

(a)	Note Payable—Banks

In January 2018, the Company entered into a credit agreement with Goldman Sachs Mortgage Company (“Goldman”). The credit agreement was for a loan totaling $365,000,000. The Credit Agreement consisted of six note components which had a variable interest rate equal to the LIBOR plus the applicable spread for each such note component. The interest rate for each Note Component ranged from 4.54% to 5.77% as of December 31, 2018.

The Company also had a $30,000,000 revolving credit agreement, including a $5,000,000 swingline, with Goldman, which expired on January 15, 2021.

On March 1, 2019, the Company, through a refinancing, paid off the credit agreement and terminated the revolving credit facility and entered into a new credit agreement (the “Credit Agreement”) with three lenders, Goldman, Bank of America, N.A. (“Bank of America”), and JP Morgan Chase Bank, N.A. (“JP Morgan”). The Credit Agreement was for a loan of $530,000,000 of which $30,000,000 was deposited into an escrow account and restricted only available for capital expenditures. The Credit Agreement consists of seven note components (“Note Component”) which each have a variable interest rate equal to the LIBOR plus the applicable spread for each such Note Component. The interest rate for each Note Component ranged from 3.92% to 6.29% as of March 31, 2019. In connection with the refinancing, the Company incurred debt extinguishment costs of $9,033,253, consisting of costs paid to Goldman for the refinancing and write-off of unamortized debt issuance costs related to the prior credit agreement.

Commencing on March 1, 2019, the Credit Agreement requires monthly interest payments, with the principal balance payable on the initial maturity date of March 9, 2021. The Company has five successive options to extend the initial maturity date for a period of one year each. Blackstone Capital Partners VII NQ L.P. is the guarantor for the Credit Agreement. The Credit Agreement is secured by all real and personal property of CCS Realty Property Owner LLC, KCL Equipment Owner LLC, ZM Property Owner LLC and ZM NLR Property Owner LLC, all subsidiaries of Chiller Holdco, LLC.

The Credit Agreement contains affirmative and negative covenants that govern business practices of the Company including, but not limited to, continuation of insurance, limitation on the Company’s ability to incur additional indebtedness, maintenance of collateral, interim and financial reporting requirements, and annual budgets. As of March 31, 2019, the Company believes it was in compliance with all covenants.

(b)	Notes Payable—New Market Tax Credits

The notes payable were recorded at fair value in connection with the Transaction, which resulted in the write-down of the carrying value due to the below market interest rates on the notes. The implied fixed interest rates on the notes payable, range between 4.6% and 4.9%. If the notes were called on March 31, 2019, the Company would owe contractual principal outstanding of $20,607,334, plus accrued interest.

The Company is required to make quarterly payments until maturity in March or April 2045. The lenders have the option to accelerate the maturity date in April 2022. Quarterly payments ranging from $7,521 to $22,918 are required through March 2022. Beginning March 2022, the notes require quarterly payments ranging from $36,553 to $81,093.

The notes are secured by a mortgage on the real property located in Monmouth, Illinois, assignment of leases and rents, security interest in all personal property and a fixture financing statement. The notes are subject to the terms of an inter-creditor loan agreement. The Enterprise notes are guaranteed by Cloverleaf Cold Storage Co., LLC and the Chase notes are guaranteed by CCS Realty LLC.

(c)	Notes Payable—Equipment

The equipment notes payable are with five parties, Armstrong Bank, Bank of America, Regions Commercial Equipment Finance LLC (“Regions”), JP Morgan and IPFS Corporation. The notes were assumed with the acquisition of Zero Mountain on March 1, 2019. The interest rates on the notes range between 3.40% and 7.83% and they mature between January 2020 to September 2023. All notes are collateralized by the underlying equipment and vehicles.

Annual maturities of long-term debt at March 31, 2019 are as follows:

April 1, 2019 through December 31, 2019	$1,585,461
2020	1,463,795
2021	530,846,005
2022	258,829
2023	117,698
2024	—
Thereafter	13,300,000

$547,571,788

Long-term debt-net consisted of the following at December 31, 2018:

		Interest Rate	Amount

Notes Payable—Banks

Revolving Credit Agreement—Goldman Sachs Bank USA	(a)		$—

Credit Agreement—Goldman Sachs:
Mortgage Company	(b)	LIBOR plus:
Note Component A	(b)	2.08%	136,200,000
Note Component B	(b)	2.38%	35,900,000
Note Component C	(b)	2.58%	32,600,000
Note Component D	(b)	2.98%	37,600,000
Note Component E	(b)	2.36%	61,800,000
Note Component F	(b)	3.31%	60,900,000

Total obligation			365,000,000
Less: unamortized debt issuance costs			(6,110,767)

Notes payable—banks			$358,889,233

Installment Notes Payable

New Market Tax Credit (NMTC)
Installment Notes:
Enterprise SUB-CDE XII, LLC (Enterprise)	(c)	4.65%	$4,100,000
Enterprise SUB-CDE XIX, LLC (Enterprise)	(c)	4.63%	3,400,000
CIF III, LLC (Chase)	(c)	4.66%	4,000,000
CNMC SUB-CDE 61, LLC (Chase)	(c)	4.88%	1,800,000

Total obligation			13,300,000
Less: unamortized debt issuance costs			(737,311)

Installment notes payable			$12,562,689

Total long-term debt			$371,451,922

(a)	Revolving Credit Agreement—Goldman Sachs Bank USA

Cloverleaf Cold Storage, LLC, as borrower, has a $30,000,000 revolving credit agreement, including a $5,000,000 swingline, with Goldman Sachs Bank USA which expires on January 15, 2021. The interest rate floats at the Adjusted London Inter-Bank Offered Rate (LIBOR) for a one-month interest period plus 4% or the alternate base rate which is defined as the highest of: (a) Federal Funds Effective rate in effect on such day plus 0.50%, (b) Prime Rate in effect on such day, and (c) Adjusted LIBOR for an interest period of one month for such day, plus 1%. There is also a daily commitment fee of 0.25% per annum of the unused portion of the revolving credit agreement. There were no amounts borrowed on the revolver or swingline as of December 31, 2018.

Collateral for the revolver consists of a security interest in balance sheet accounts, general intangibles, instruments and investment property of Chiller Midco, LLC, Cloverleaf Cold Storage, LLC, CCS Realty, LLC, Cloverleaf Cold Storage Ohio, LLC and Second Street, LLC, as borrowers or guarantors on the revolving credit agreement.

The revolver has financial and non-financial covenants. The financial covenants are applicable at the end of each quarter if the amount borrowed on the revolver and swingline exceed 35% of the available amount, as defined in the revolving credit agreement. The financial covenants include a minimum borrowing base coverage ratio, minimum borrowing base debt service coverage ratio and maximum leverage ratio. As of December 31, 2018, the Company believes it was in compliance with all covenants.

(b)	Note Payable—Goldman Sachs Mortgage Company

The Company entered into a credit agreement (“Credit Agreement”) with Goldman Sachs Mortgage Company (“Goldman”). The original Credit Agreement was for a loan totaling $365,000,000. The Credit Agreement consists of six note components (“Note Component”) which each have a variable interest rate equal to the LIBOR plus the applicable spread for each such Note Component. The interest rate for each Note Component ranged from 4.54% to 5.77% as of December 31, 2018.

Commencing on February 9, 2018, the Credit Agreement requires monthly interest payments, with the principal balance payable on the initial maturity date of February 9, 2020. The Company has five successive options to extend the initial maturity date for a period of one year each. Blackstone Capital Partners VII NQ L.P. and Blackstone Capital Partners VII.2 NQ L.P. are the guarantors for the Credit Agreement. The Credit Agreement is secured by all real and personal property of CCS Realty Property Owner LLC and KCL Equipment Owner LLC.

The Credit Agreement contains affirmative and negative covenants that govern business practices of the Company including, but not limited to, continuation of insurance, limitation on the Company’s ability to incur additional indebtedness, maintenance of collateral, interim and financial reporting requirements, and annual budgets.

(c)	New Market Tax Credit Installment Notes

The installment notes payable were recorded at fair value in connection with the Transaction, which resulted in the write-down of the carrying value due to the below market interest rates on the notes. The implied fixed interest rates on the notes payable, subsequent to the Transaction, range between 4.6% and 4.9%. If the notes were called on December 31, 2018, the Company would owe contractual principal outstanding of $20,607,334, plus accrued interest.

The Company is required to make quarterly payments until maturity in March or April 2045. The lenders have the option to accelerate the maturity date in April 2022. Quarterly payments ranging from $7,521 to $22,918 are required through March 2022. Beginning March 2022, the notes require quarterly payments ranging from $36,553 to $81,093.

The notes are secured by a mortgage on the real property located in Monmouth, Illinois, assignment of leases and rents, security interest in all personal property and a fixture financing statement. The notes are subject to the terms of an inter-creditor loan agreement. The Enterprise notes are guaranteed by Cloverleaf Cold Storage Co., LLC and the Chase notes are guaranteed by CCS Realty LLC.

13.	PROMISSORY NOTES PAYABLE—MEMBERS

On March 1, 2019, the Company issued $39,668,945 of notes payable to five members of Chiller Holdco, LLC (collectively referred to as “Holders”). Commencing on March 1, 2019, interest of 2.57% shall compound annually on the anniversary date of the issuance. All unpaid accrued interest and principal is due upon the maturity date of March 1, 2021. The terms of the notes payable provide the Company with the right to prepay the notes in whole or in part, without penalty at any time prior to the maturity date.

The notes also contain a feature for BCP to convert all or a portion of any outstanding principal and unpaid accrued interest into Class A Common Units of the Company at any time following issuance by a price per Class A Common Unit of $135. In the event that BCP elects to convert all or a portion on the outstanding principal and unpaid interest, an equivalent portion of the outstanding principal and unpaid accrued interest due under each Holder’s respective note will also be converted.

Promissory notes payable to members consist of the following at March 31, 2019:

	Interest Rate	Amount
Notes Payable—Members

BCP Chiller Aggregator LLC	2.57%	$31,735,157
William R. Feiges Revocable Trust	2.57%	1,983,447
Adam J. Feiges Revocable Trust	2.57%	1,983,447
Daniel F. Kaplan Revocable Trust	2.57%	1,983,447
Davidl N. Kaplan Revocable Trust	2.57%	1,983,447

Notes payable—members		$39,668,945

14.	INCENTIVE UNIT COMPENSATION

On January 17, 2018, the Company created an incentive unit compensation plan, the Management Award and Contribution Agreement (the “Plan”), under which the Company is authorized to grant incentive units to board members, executives and key members of management which, upon vesting, convert into units of Chiller Holdco, LLC. Under the Plan, 161,000 incentive units have been granted and outstanding, of which 53,667 incentive units and 107,333 incentive units have a service-based and performance-based requirement for vesting, respectively. For the incentive units subject to service-based vesting requirements, the units vest 20% per year and become fully vested after five years from the grant date, unless the Company is sold prior to being fully vested, in which case the units will vest immediately. For the incentive units subject to performance-based vesting requirements, the units vest only if the Company is sold and a specific return on investment has been obtained.

Compensation expense relating to service-based incentive units granted was $90,868 and $61,303 for the three months ended March 31, 2019 (Successor) and for the period from January 17, 2018 through March 31, 2018 (Successor), respectively. The unrecognized compensation expense for the service-based incentive units at March 31, 2019 is $1,817,369. For the performance-based incentive units, the Company will recognize compensation expense when the likelihood of the sale of the Company is probable and a specific return on investment has been obtained. Therefore, no compensation expense for the performance-based incentive units has been recognized. The unrecognized compensation expense associated with these performance-based incentive units at March 31, 2019 is $2,925,370.

The following tables summarizes the incentive unit activity for the three months ended March 31, 2019 (Successor) and the period from January 17, 2018 through March 31, 2018 (Successor):

	Number of Incentive Units	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2019	125,000	$28.20
Granted	36,000	28.20

Outstanding at March 31, 2019	161,000	$28.20

	Number of Incentive Units	Weighted Average Grant Date Fair Value
Outstanding at January 17, 2018	—	$—
Granted	125,000	28.20

Outstanding at March 31, 2018	125,000	$28.20

The fair value of incentive units granted was estimated at the grant dates using a Monte Carlo simulation with the following assumptions:

Expected volatility (annual)	48.00%
Risk-free interest rate	2.40%
Expected option life (years)	5

Expected dividend yield	0.00%

15.	INCOME TAXES

The Company’s income tax benefit (expense) was $478,629, ($31,926), and $62,794 for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor), respectively. The effective tax rate was 2.7%, (36.2%), and 13.0% for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor), respectively. The difference between the U.S. statutory tax rate and the current effective tax rate is primarily related to the Company’s status as a Partnership for U.S. Federal Income Tax purposes.

As of March 31, 2019 and December 31, 2018, the Company had no unrecognized tax benefits.

16.	LEASE OBLIGATIONS

The Company leases office space from an unrelated third party per an operating lease that expires on April 30, 2031. The lease provides for abatement of a portion of rents due each year.

Future minimum rental payments under the terms of the lease at March 31, 2019 are as follows:

April 1, 2019 through December 31, 2019	$122,700
2020	163,600
2021	163,600
2022	163,600
2023	163,600
2024	163,600
Thereafter	1,049,591

Total	$1,990,291

Rent expense was $38,344, $31,953 and $6,391 for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor), respectively.

17.	PENSION PLAN

The Company sponsors a Simplified Employee Pension Plan that covers all employees. The plan is integrated with social security and provides, if a contribution is made, for a minimum contribution of 5% of the taxable wage base each year for the payment of social security taxes and 10% on excess compensation with a maximum compensation limit per participant as prescribed annually by the Internal Revenue Service. On March 1, 2019, all Zero Mountain employees were added to this plan.

The Company’s expense related to this plan was $445,325, $305,010 and $59,803 for the three months ended March 31, 2019 (Successor) and the periods from January 17, 2018 through March 31, 2018 (Successor) and January 1, 2018 to January 16, 2018 (Predecessor), respectively.

18.	CONTINGENT LIABILITIES

Monmouth Property Development, LLC financed a portion of the construction costs of the Monmouth, Illinois facility with U.S. Bancorp and JPMorgan Chase Bank, N.A. entities. The financing package included provisions whereby the lenders and their affiliates retained the New Market Tax Credits related to the construction of the Monmouth facility. In connection with the above financing, Monmouth Property Development, LLC, CCS Realty Co. and Cloverleaf Cold Storage Co (Ohio) entered into numerous agreements whereby they agree to provide to these entities: (a) an unconditional guaranty of the new market tax credits, (b) a put and call agreement, (c) environmental indemnification and, (d) new market tax credit indemnification.

As part of the reorganization of the Company in January 2018, CCS Realty Co and Cloverleaf Cold Storage Co (Ohio) (Predecessor) and CCS Ohio, LLC and CCS Realty LLC (Successor) signed consent and waiver agreements to keep in place the numerous agreements providing the four items noted above.

19.	SUBSEQUENT EVENTS

Management evaluated subsequent events through July 16, 2019, the date the consolidated financial statements were issued. There are no subsequent events that require adjustment to or disclosure in the consolidated financial statements, except as follows:

On May 1, 2019, the Company was acquired by Americold Realty Trust for approximately $1.24 billion, subject to adjustments in accordance with the purchase agreement. In connection with the purchase, the Notes Payable – Banks and Promissory Notes Payable – Members, including all accrued but unpaid interest, was paid off. Commensurate with this transaction, all unvested incentive unit compensation became vested and was fully recognized.

* * * * * *